UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

-----------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-----------------------

Date of Report (Date of earliest event reported):
May 31, 2017

United States Steel Corporation
-----------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
---------------	------------------------	-------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
---------------------------------------	----------
(Address of principal executive offices)	(Zip Code)

(412) 433-1121
------------------------------
(Registrant's telephone number,
including area code)
------------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 31, 2017, United States Steel Corporation (the “Corporation”) appointed Mr. Pipasu Soni as Interim Chief Financial Officer of the Corporation, to serve while the Corporation completes its search process for a permanent Chief Financial Officer. Mr. Soni’s appointment is effective immediately, and he will assume the duties of the Corporation’s principal financial officer until such time as his successor is appointed. Mr. Soni currently serves as the Corporation’s Vice President - Finance. Mr. Soni joined the Corporation in April, 2016. Prior to joining the Corporation, Mr. Soni served as Vice President - Business Analysis & Planning at Pentair where he also held significant positions in the areas of strategic planning and business analysis since 2010.

The Corporation has not entered into any transactions with Mr. Soni identified in Item 404(a) of Regulation S-K, other than those related to compensation as an employee of the Corporation and Mr. Soni has no familial relationships with executives or directors of the Corporation.

As Interim Chief Financial Officer, Mr. Soni will continue to receive compensation pursuant to certain plans provided by the Corporation, including, an annual incentive compensation plan, long-term incentive plan and health and benefit plans typically available to other executive officers. A description of these compensation plans can be found in the Corporation’s proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 14, 2017. These plans are also listed as exhibits to the Annual Report on Form 10-K filed with the Commission on February 28, 2017.

(e) As previously announced, on May 8, 2017, David B. Burritt assumed the role of President & Chief Executive Officer of the Corporation. On May 31, 2017, the Compensation & Organization Committee of the Board of Directors of the Corporation approved the following compensation package for Mr. Burritt associated with his new position:

•	Mr. Burritt’s base salary will be increased from $800,000 to $1 million, effective May 8, 2017;

•	Mr. Burritt’s annual target award under the Corporation’s annual incentive compensation plan was increased from 100% of base salary to 140% of his base salary;

•	Mr. Burritt’s target annual grant under the Corporation’s long-term incentive plan was increased from $2,750,000 to $6,100,000; and

•
Mr. Burritt was awarded an additional $2,170,000 in long-term incentive awards for 2017 with the same terms as the executive officer long-term incentive award grants made in February 2017. This award will be made as of May 31, 2017 and is composed of 20% stock options (vesting ratably over three years), 20% restricted stock units (vesting ratably over three years), 30% performance-based restricted stock units (based on total shareholder return over a three-year period) and 30% performance-based cash (based on return on capital employed over a three-year period).

Mr. Burritt also continues to be provided certain benefit plans typically available to other executive officers. A description of compensation plans and benefits can be found in the Corporation’s proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 14, 2017. These plans are also listed as exhibits to the Annual Report on Form 10-K filed with the Commission on February 28, 2017.

Item 8.01 Other Events

On June 1, 2017, the Corporation issued a press release announcing the appointment of Pipasu Soni as Interim Chief Financial Officer. The press release also detailed other significant executive management changes. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Colleen M. Darragh
--------------------------------------
Colleen M. Darragh
Vice President & Controller

Dated: June 1, 2017